UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

PITOOEY!, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-53991	20-4622782
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15685 N. Cave Creek Rd., Suite 101
Phoenix, AZ	85032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(480) 999-6025

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 26, 2013, the Registrant entered into a Letter of Agreement with Crystal Research Associates, LLC.  Pursuant to the Agreement, CRA agrees to compile an Executive Informational Overview® on behalf of the Registrant, along with four quarterly updates thereto.  As compensation therefor, the Registrant agreed to pay CRA a total of $42,500 and issue options to purchase up to four (4) million shares of the Registrant’s restricted common stock at an exercise price of $1.30 per share.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As part of the compensation package delineated in the Letter of Agreement with Crystal Research Associates, LLC, dated February 26, 2013, the Registrant agreed to issue to CRA options to purchase up to four (4) million shares of the Registrant’s restricted common stock, as follows:

1. Upon the execution of the Agreement, the Registrant caused to issued to CRA options to purchase up to one (1) million shares of the Registrant’s common stock at an exercise price of $1.30 per share.

2. In the event the Registrant secures a minimum of two million dollars ($2,000,000) in financing, the Registrant shall cause to issued to CRA options to purchase up to three (3) million shares of the Registrant’s common stock at an exercise price of $1.30 per share.

ITEM 7.01 EXHIBITS

Pursuant to Regulation FD, the Registrant disseminated a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K, and which information is incorporated into this Item 7.01 by this reference.

ITEM 9.01  EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

10	Letter of Agreement by and between Crystal Research Associates, LLC and PITOOEY!, Inc.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PITOOEY!, INC.
(Registrant)

Signature	Title	Date

/s/ Jacob DiMartino	CEO	March 6, 2013
Jacob DiMartino

/s/ David Sonkin	President	March 6, 2013
David Sonkin

/s/ Patrick Deparini	Secretary	March 6, 2013
Patrick Deparini

/s/ Patrick Deparini	Chief Financial Officer	March 6, 2013
Patrick Deparini

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